Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No. 5 to Registration Statement on Form SB-2 of Collins Receivables, LLC of our report dated August 27, 2004 relating to the financial statements of Collins Growth & Income Fund, LLC (now known as Collins Receivables, LLC), which appears in this Form SB-2.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
October 26, 2004